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                       INTERNATIONAL OPERATING AGREEMENT


This agreement concluded the 30th day of November 1995, by and between The Hondurena Telecomunications Company (hereinafter called HONDUTEL, which shall include it successors or permitted assigns) having its principal office at the Telecommunications Building, Colon Avenue, Tegucigalpa Honduras and PRIMUS TELECOMUNICATIONS, INC. (hereinafter called PRIMUS, which shall include its successors or permitted assigns) a corporation organized and existing under the laws of the State of Virginia and having its offices at 8180 Greensboro Drive 11th Floor, McLean, Virginia 22102.


PURPOSE:

Whereas, PRIMUS operates it facilities across the United States, its territories to include the territories of Puerto Rico, Virgin Islands and Guam which constitute a telecommunications system within the United States of America. Honduras operates telecommunications facilities in Honduras to provide international service within Honduras and whereas HONDUTEL and PRIMUS desire to jointly provide international telecommunications service between Honduras and the United States and points beyond; now therefore the named parties in consideration of the mutual agreement hereby agree to as follows:


1.  ESTABLISHMENT OF SERVICE:

The interested parties agree to establish and continue telecommunications services between Honduras and the United

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States in accordance with the following terms and conditions stated on this agreement.


2.  SERVICES PROVIDED:

The long distance international telecommunications services provided are those reflected in Annex A (Services) which comprise an integral part of this agreement without prejudice for the other services which can be provided at a later date in accordance with this agreement. Each party agrees to provide the equipment and means necessary to provide in a continuous fashion the levels and quality of service universally accepted in each country. International phone service provided between HONDUTEL and PRIMUS shall be automatic and semi-automatic, the latter to include person to person, station to station, reverse charges and direct dial. Callback service between Honduras and the United States or third countries shall not be offered nor provided to its customers in the United States or Honduras. The services, subject of this agreement may be modified or broadened upon concurrence of both parties and it changes incorporated into this agreement herein.


3.  NATIONAL TARIFFS

The charges that result to the customers for services are hereafter referred to as "National Tariffs" and may be stated in foreign currency, allowing each party to liberally determine

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National Tariffs to be applied to each of the services detailed in Annex A
(Services) of this agreement.

4.  DIVISION OF REVENUE:

The division of revenue and proportional division of revenues for telephone services between Honduras and the United States will be in accordance with those described in Annex B.


5.  PREPARATION AND ESTABLISHMENT OF BILLINGS:

A.  MONTHLY STATEMENTS:

    1. Each party shall prepare a monthly billing including, but not limited to, the number of calls by class of service, the number of minutes and the share of accounting rate credited to the other. Each party shall forward such monthly billing as soon as practicable after the calendar month to which the billing relates, but in no event later than the end of the second calendar month following the month to which the billing relates. In case of delay the parties shall notify one another. (see Annex C)

    2. No credit allowance shall be made in the monthly notice for uncollectible amounts. Each party shall be responsible for its own uncollectibles. However customer credits resulting from defective service from the monthly notices submitted to the other party may be deducted, provided such deduction is made before the monthly notice involved is forwarded to the other party.

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B.   PAYMENTS OF STATEMENTS DUE:

     1. The amount due each month as covered by monthly billing, shall be reduced to a net balance due each party, Net balances due one party to the other shall be paid by the owing party as soon as possible, but in no event later than six weeks after the monthly billing. A balance owed should not be delayed pending an adjustments to a billings.

     2. Payments made to billings presented under this agreement shall be made by the parties in US dollars.

6.   DELAYED PAYMENTS:

Notwithstanding the stipulations of this agreement, if there is a delay on the part of the parties of the net balance due, in accordance with paragraph 5.b., the party owed may notify the owing party in writing, ninety (90) days after the payment due date of the restriction or suspension of services stipulated in this agreement. The party being owed may terminate his obligation stated in the agreement until the balance due is paid.

7.   ROUTES AND SERVICING OF FACILITIES:

     a. The telecommunications services cover this agreement shall be served by;

     (1) Dedicated circuits between Honduras and the United States.

     (2) Circuits transiting other countries.

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     (3) Combination of dedicated and transiting circuits agreed upon by both parties.

     b. Each party shall provide, at its own expense the telecommunication facilities located within its area of operation necessary to provide service between Honduras and the United States.

     c. Each party shall provide, at its own expense, half of the international telecommunications facilities necessary to provide services between Honduras and The United States.

     d. Each party shall maintain interconnectivity of international circuits within the national network within its country or territories.

     e. Each party shall notify the other as soon as practicable of any failure in its facility in its area of operations that will result in an extended interruption of service between Honduras and the United States.

8.   TECHNICAL AND OPERATIONAL MATTERS

Unless agreed upon by both parties, the technical and operational methods of operations applied by the parties will be in accordance with the recommendations of the International of the Telecommunications Union (ITU) and any future revision of the same.

9.   RESPONSIBILITIES:

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Neither party shall be liable to the other for any loss or damage sustained by any failure, breakdown of the communications facilities or any interruption of service set forth on this agreement.

10.  PROPRIETARY INFORMATION:

Any and all information produced as a result of this agreement and considered private by either party shall be maintained in strict confidence by the party that receives it, and can only be revealed to a third party upon prior approval of the corresponding party. if the information is prepared in writing, it should clearly be stated by the preparing party that the information is proprietary; if related orally, the party should state he is sharing proprietary information, at the time of the discussion, following up same in writing.


11.  GOVERNMENTAL APPROVALS:

The parties agree with regard to all commitments and obligations to which they subject themselves under this agreement to lend themselves a full cooperation in obtaining and continuance of all necessary governmental licenses, consents, permit, authorizations and approvals required by the laws of each country.

12.  ADDRESSES:

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For purposes of this agreement, it is agreed the following will be the addresses for the parties involved:

          PRIMUS TELECOMUNICATIONS, INC.
          8180 GREENSBORO DRIVE 11TH FLOOR,
          MCLEAN, VIRGINIA 22102, U.S.A.
          ATTN:  MR. JOHN MELICK III
               VICE PRESIDENT

          EMPRESA HONDURERA DE TELECOMUNICACIONES (HONDUTEL)
          PALACIO DE TELECOMUNICACIONES, AVE. COLON
          APARTADO POSTAL No. 1794
          TEGUCIGALPA, M.D.C. HONDURAS, C.A.
          ATTN:  ABOGADO JOSE MARIO MALDONADO
          GERENTE GENERAL

13.  EFFECTIVE DATE AND DURATION

This agreement shall be in effect on the 30th day of November 1995 and shall be in effect until one of the parties communicates to the other in writing to terminate this agreement giving not less than one (1) year notice. Any correspondence regarding the termination of this agreement will be considered a valid document, thirty (30) days from the date the letter is sent to the address indicated in paragraph 12. Any monies due to either party, pursuant to paragraphs 5 and 6, to this agreement shall not be affected by any such termination.

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14.  MODIFICATION AND ADDITIONS:

This agreement and any addition or annex it contains can be modified or expanded in writing only and signed only by authorized personnel representing each of the parties.

15.  RELATIONSHIP OF THE PARTIES:

The relationship between HONDUTEL and PRIMUS with regard to this agreement shall be as coequals in jointly providing telecommunications services and in no case should it be construed as an association between the parties as such each will limit his obligation to those stated in this agreement.

16.  ASSIGNMENT:

This agreement shall not be transferred or assigned by PRIMUS without the written consent of HONDUTEL, and similarly it shall not be transferred or assigned by HONDUTEL, without the written consent of PRIMUS. Notwithstanding the foregoing, either party may, without the other's consent, make an assignment to a successor, affiliate, subsidiary or to any entity under the same control of such party. In the event of any such assignment, the successor shall undertake, in writing to the other party, the performance and liability for these obligations, duties and interests which are a part of this agreement and the predecessor shall be relieved of such obligations, duties, and interests, except for matters arising out of events occurring prior to the date of such undertaking.

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17.      MISCELLANEOUS PROVISIONS:

Nothing on this agreement shall restrict or prejudice the rights of one or the other parties for reaching similar service agreement with other parties.

The headings for each of the paragraphs in this agreement serve only as points of reference and under no circumstances shall they define, modify or restrict the significance or interpretation of the terms or conditions herein . No agreement or decision of one or the other parties may impose any provision of same or interpret same to violate the provisions of this agreement.

This agreements should be written in English and Spanish in two copies; each shall be considered an original with identical legal effect. This agreement will be executed by the authorized parties mentioned herein.


       /s/ Jose Mario Maldonado                             January 2, 1996
_______________________________________                     ________________
EMPRESA HONDURENA DE TELECOMUNICACIONES                     DATE
     ABOGADO JOSE MARIO MALDONADO
               GERENTE GENERAL


       /s/ John Melick                                      January 2, 1996
_______________________________________                     ________________
PRIMUS TELECOMUNICATIONS, INC.                              DATE
     MR. JOHN MELICK III
     VICE PRESIDENT

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                                    ANEXO A

                                    SERVICES


SERVICES

The following are services available to the customers On each country;


Telephone Service:

     International automatic direct dial
     Semiautomatic Person to Person
     Semiautomatic Station to Station
     Reversed Charge calls
     Direct Dial

Circuits leased to third patties:

Television Service:

Radio Transmissions:

These services will be provided by and under contracts or other legal methods established for such services.


Other Services:

Other services will be agreed upon mutually, such as data transmission, video conferencing, prepaid or debit card, etc. in accordance with the availability of the parties.


Special Service:

When a telecomunications company requires the services of the other in the others country, (Presidential visits, etc) the party whose country is being visited, shall be responsible for coordinating the required services.


Callback Services:

Callback services between Honduras and the United States and to third countries should not be offered to customers in the United States in the United States nor Honduras.

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                                    ANEXO B


DISTRIBUTION OF TARIFS AND SHARED TARIF DISTRIBUTION
----------------------------------------------------

Rate of Billing                               US $ 1.50/Minute


SHARED TARIFS OF BILLING RATE FOR TRAFFIC TERMINATING IN THE UNITED STATES.
--------------------------------------------------------------------------

                    TO HONDUTEL          TO PRIMUS
                    PER MINUTE           PER MINUTE
                    -----------          ----------

                    US$ 0.75             US$ 0.75


SHARED TARIFS OF BILLING RATE FOR TRAFFIC TERMINATING IN HONDURAS.
-----------------------------------------------------------------

                    TO HONDUTEL          TO PRIMUS
                    PER MINUTE           PER MINUTE
                    -----------          ----------

                    US$ 0.75             US$ 0.75


This rate is applicable to all categories of traffic covered by this agreement and is expressed in US dollars.

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                                    ANEXO C

                               PAYMENT PROCEDURES


a. For payments HONDUTEL reports to PRIMUS outgoing traffic from Honduras to PRIMUS.

     1.  Automatic traffic

     2. Semi-automatic traffic (Operator assisted, station to station and person to person)

     3.   Incoming reverse charges (collect calls to Honduras)


b.   For payment PRIMUS reports to HONDUTEL:

     1.  Automatic traffic

     2.  Outgoing Service Automatic traffic.

     3.  Incoming reverse Charges (collect calls to the United State).

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